Bogle & Gates P.L.L.C. Letterhead                           Exhibit 5.1

                                                            June 24, 1997


Advanced Technology Laboratories, Inc.
22100 Bothell Everett Highway
Bothell, WA 98041-3003

Gentlemen and Ladies:

    We are acting as counsel to Advanced TechnologyLaboratories, Inc., a Washington corporation (the "Company"), in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, relating to the proposed sale by the Company of an aggregate of 350,000 shares of its common stock, par value $0.01 per share (the "Common Stock"), issuable pursuant to the Company's Amended 1992 Nonofficer Employee Stock Option Plan, and the Employee Stock Purchase
Plan.

    In connection with the foregoing, we are of the opinion that the Common Stock will, when sold, be legally issued, fully paid and nonassessable.

    We hereby authorize and consent to the use of this opinion as Exhibit
5.1 to the Registration Statement.

                                        Very truly yours,


                                        Bogle & Gates P.L.L.C.